UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2016

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1675

__________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 6, 2016 a Definitive Commercial Agreement signed by Enertopia Corporation ("Enertopia") and Genesis Water Technologies, Inc. ("GWT") with regard to the acquisition by Enertopia (the "Acquisition") of the exclusive licensing rights (the "Licensing Rights") by Enertopia of all of the technology used in the process of recovering and extraction of battery grade lithium carbonate powder Li2CO3 grading 99.5% or higher purity from brine solutions (the "Technology") and covered under patent pending process #XXXXXX (the "Pending Patent").

Exclusive Licensing Structure. in accordance with the terms of the formal Definitive Commercial Agreement (the “Definitive Agreement”) the following are key points are as follows:

a)

Enertopia to pay within 30 days to GWT $10,000 for the bench testing of four lithium brine samples to confirm the June 2016 feasibility report. Upon successful independent 3rd party lab testing of the bench test results, final location will be confirmed for permitting and construction of 50 gpm test pilot facility which will take approximately three months to build.

b)	Upon successful test pilot facility results, start the construction of commercial Lithium recovery production facility.
c)

GWT has granted Enertopia exclusive rights and relicensing rights to the usage of GWT’s patent pending technology covering United States of America, Argentina, Bolivia and Chile as per the Commercialization Agreement in return for 10 per cent of net sales royalty payments for battery grade Lithium Carbonate Li2CO3 produced.

d)	In order to maintain its exclusive rights, Enertopia will need to make the following minimal payments to GWT on the anniversary of signing the definitive agreement:
a.	On or before December 6, 2017, the greater of 10 per cent of Enertopia net Lithium Carbonate Li2CO3 sales from brine sources or $50,000;
b.	On or before December 6, 2018, the greater of 10 per cent of Enertopia net Lithium Carbonate Li2CO3 sales from brine sources or $150,000;
c.	On or before December 6, 2019, the greater of 10 per cent of Enertopia net Lithium Carbonate Li2CO3 sales from brine sources or $200,000;
d.	For 2019 to 2023, the greater of 10 per cent of Enertopia net Lithium Carbonate Li2CO3 sales from brine sources or $200,000 per annum.
e.

Right of first refusal to renew exclusive rights and relicensing rights for another 10 years after the first seven year licensing period on the same net sales terms as those of 2023 or $250,000 per annum.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing Letter of Intent is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Definitive Commercial Agreement dated December 6, 2016
99.1	Press Release dated December 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2016
Enertopia Corp.
By:          ”Robert McAllister”
Robert G. McAllister
President and Director